                                                                     EXHIBIT 11

                  TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

           COMPUTATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK
                                  (UNAUDITED)

                                    (MILLIONS EXCEPT SHARE AMOUNTS)
                         --------------------------------------------------------
                             THREE MONTHS ENDED            SIX MONTHS ENDED
                                  JUNE 30,                     JUNE 30,
                         ---------------------------  ---------------------------
                             1994          1993           1994          1993
                         ------------  -------------  ------------  -------------
COMPUTATION FOR STATE-
 MENTS OF INCOME
 Primary Earnings Per
  Share (average shares
  outstanding):
   Income from continu-
    ing operations...... $        171  $         106  $        295  $         180
   Income (loss) from
    discontinued opera-
    tions, net of income
    tax.................          (24)             2           (26)            (1)
                         ------------  -------------  ------------  -------------
   Income before ex-
    traordinary loss....          147            108           269            179
   Extraordinary loss,
    net of income tax...           (5)           (23)           (5)           (23)
                         ------------  -------------  ------------  -------------
   Income before cumula-
    tive effect of
    change in accounting
    principle...........          142             85           264            156
   Cumulative effect of
    change in accounting
    principle, net of
    income tax..........           --             --           (39)            --
                         ------------  -------------  ------------  -------------
   Net income...........          142             85           225            156
   Preferred stock divi-
    dends...............            4              4             7              8
                         ------------  -------------  ------------  -------------
   Net income to common
    stock............... $        138  $          81  $        218  $         148
                         ============  =============  ============  =============
   Average shares of
    common stock
    outstanding(a),(b)..  179,850,934    168,965,649   179,287,726    160,167,889
                         ============  =============  ============  =============
   Earnings (loss) per
    average share of
    common stock:
     Continuing opera-
      tions............. $        .93  $         .60  $       1.61  $        1.08
     Discontinued opera-
      tions.............         (.13)           .01          (.14)          (.02)
     Extraordinary loss.         (.03)          (.13)         (.03)          (.14)
     Cumulative effect
      of change in ac-
      counting princi-
      ple...............           --             --          (.22)            --
                         ------------  -------------  ------------  -------------
                         $        .77  $         .48  $       1.22  $         .92
                         ============  =============  ============  =============
ADDITIONAL COMPUTATIONS
 (C)
 Net income to common
  stock, per above...... $        138  $          81  $        218  $         148
                         ============  =============  ============  =============
 Primary Earnings Per
  Share (including com-
  mon stock equiva-
  lents):
   Average shares of
    common stock
    outstanding(a),(b)..  179,850,934    168,965,649   179,287,726    160,167,889
   Incremental common
    shares applicable to
    common stock options
    based on the common
    stock daily average
    market price during
    the period..........       79,004         22,138        99,042         16,948
                         ------------  -------------  ------------  -------------
   Average common
    shares, as adjusted.  179,929,938    168,987,787   179,386,768    160,184,837
                         ============  =============  ============  =============
   Earnings (loss) per
    average share of
    common stock (in-
    cluding common stock
    equivalents):
     Continuing opera-
      tions............. $        .93  $         .60  $       1.61  $        1.08
     Discontinued opera-
      tions.............         (.13)           .01          (.14)          (.02)
     Extraordinary loss.         (.03)          (.13)         (.03)          (.14)
     Cumulative effect
      of change in ac-
      counting princi-
      ple...............           --             --          (.22)            --
                         ------------  -------------  ------------  -------------
                         $        .77  $         .48  $       1.22  $         .92
                         ============  =============  ============  =============
 Fully Diluted Earnings
  Per Share:
   Average shares of
    common stock
    outstanding(a), (b).  179,850,934    168,965,649   179,287,726    160,167,889
   Incremental common
    shares applicable to
    common stock options
    based on the more
    dilutive of the com-
    mon stock ending or
    average market price
    during the period...       79,004         30,164        99,042         24,169
   Average common shares
    issuable assuming
    conversion of
    Tenneco Inc. 10%
    loan stock..........       41,903         42,861        41,903         42,904
                         ------------  -------------  ------------  -------------
   Average common shares
    assuming full dilu-
    tion................  179,971,841    169,038,674   179,428,671    160,234,962
                         ============  =============  ============  =============
   Fully diluted earn-
    ings (loss) per av-
    erage share, assum-
    ing conversion of
    all applicable secu-
    rities:
     Continuing opera-
      tions............. $        .93  $         .60  $       1.61  $        1.08
     Discontinued opera-
      tions.............         (.13)           .01          (.14)          (.02)
     Extraordinary loss.         (.03)          (.13)         (.03)          (.14)
     Cumulative effect
      of change in ac-
      counting princi-
      ple...............           --             --          (.22)            --
                         ------------  -------------  ------------  -------------
                         $        .77  $         .48  $       1.22  $         .92
                         ============  =============  ============  =============
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NOTES:  (a) In 1992, 12,000,000 shares of common stock were issued to the Stock
            Employee Compensation Trust ("SECT"). Shares of common stock issued to a related trust are not considered to be outstanding in the computation of average shares of common stock until the shares are utilized to fund the obligations for which the trust was
            established. At June 30, 1994, the SECT had utilized 3,668,391 of these shares.
        (b) Series A preferred stock is converted into common stock under the
            Contingent Share method. The above computation includes 8,935,175 shares of Series A preferred stock which were converted into
            17,870,350 shares of common stock.
        (c) These calculations are submitted in accordance with Securities and
            Exchange Commission requirements although not required by
            Accounting Principles Board Opinion No. 15 because they result in dilution of less than 3%.